GK INTELLIGENT SYSTEMS, INC

                         SOFTWARE DISTRIBUTION AGREEMENT

     This software distribution agreement ("Agreement") is entered into this 10th day of October 2003 is by and between GK Intelligent Systems, Inc., a Delaware corporation located at 2602 Yorktown Place, Houston, TX 77056 ("GKIS") and NPI Management Group, Inc., corporation located at 6836 Bee Caves Road, Suite 242, Austin, TX 78746 ("NPI").

                                    Recitals

A. GKIS desires to appoint NPI to sell, market and distribute on an exclusive worldwide basis, for a period of forty-eight (48) months, the GKIS software, known as "Around the Web in 80 Minutes," and as further described in Exhibit A ("Software").

B. NPI desires to sell, market and distribute the Software under the terms and conditions of this Agreement.

                                    Agreement

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     1.1 "Authorized Users" shall mean any user of the Software to whom NPI sells a copy of the software or a license to use.

     1.2 "Effective Date" shall mean October 10, 2003.

     1.3 "Software" shall mean the shrink wrapped boxed software program known as "Around the Web in 80 Minutes," its source code, object code and concepts embodied therein, manuals and applications as set forth in Exhibit A hereto.

     1.4 "Source Code" shall mean a human readable list of computer instruction sequences readily comprehended by an individual having skill in assembly level computer programming and from which such individual can readily "paraphrase" or modify the Software without undue difficulty.

     1.5 "Software Copy" or "Software Copies" shall mean an object code copy of any of the Software, together with the copy or copies of any user manual or other documentation necessary for distribution and use of the Software.

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                                    ARTICLE 2

                              APPOINTMENT AND FEES

     2.1 Exclusive Appointment. GKIS hereby appoints NPI as its exclusive worldwide distributor and reseller of the Software for a period of forty-eight
(48) months from the effective date.

     2.2 Fees and Royalties.

          (a) Product Upgrade Fee. Within ninety (90) days of the execution of this Agreement NPI shall invest into GKIS a minimum of fifty thousand dollars ($50,000) to be used solely for the upgrading of the product for market readiness. Additional investments of cash from NPI to GKIS, up to a maximum of one hundred and fifty thousand dollars ($150,000) may be necessary and will be determined by mutual consent of the parties to this agreement based on the expert opinions of the contractors performing the product upgrades. This Product Upgrade Fee is to be used in GKIS's sole discretion in conjunction with the upgrade to the software.

          (b) Royalties. In addition to the Product Upgrade Fee, NPI shall pay to GKIS a royalty of fifteen percent (15%) of all gross revenues for the Software sold, licensed, delivered or otherwise transferred pursuant to this Agreement by NPI or anyone acting on its behalf, for its benefit or through a grant of rights from it.

          The Royalties shall be payable quarterly within ten (10) days following the close of the quarter during which the royalties accrued with adjustments following a year-end audit. Additionally, NPI agrees to pay an additional charge of 5% of the gross revenue relating to the sale of the software for which any royalties were not paid when due.

          (c) FAILURE TO PAY ANY FEE DESCRIBED IN THIS SECTION 2.2 CONSTITUTES BREACH OF THIS AGREEMENT AND SHALL BE THE BASIS FOR THE IMMEDIATE TERMINATION OF ALL RIGHTS GRANTED UNDER THIS AGREEMENT.

     2.3 Taxes. NPI shall, in addition to other amounts payable under this Agreement, pay all local, state, and federal taxes (but excluding taxes imposed on GKIS's income) levied or imposed by reason of the transactions contemplated in this Agreement. NPI shall promptly pay to GKIS an amount equal to any such taxes actually paid or required to be collected or paid by GKIS.

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                                    ARTICLE 3

                              TERMS AND CONDITIONS

     3.1 Software and Packaging. GKIS shall deliver the Software to NPI on or before November 10, 2003, or such other date as the parties shall mutually agree, with user manual as more fully set forth in Exhibit A.

     3.2 Order Size, Pricing & Terms. NPI will be solely responsible for determining resale terms such as: minimum order size, price and applicable payment terms.

     3.3 Returns.

          (a) End Users. All undertakings to end-users respecting replacement of defective or damaged Software are as fully set forth in the Software end-user license included in the Software text files, manual or packaging ("End-User License").

          (b) NPI. NPI shall return to GKIS all software not complying with the End-User License or returned to NPI due to customer rejection of the End-User License. NPI at its costs shall replace any such non-complying units.

     3.4 Service & Support. NPI shall provide any necessary end-user service and support.

     3.5 Advertising & Trademark Usage. NPI shall obtain GKIS's advance written consent to any use of GKIS's trademarks or tradenames in any advertising or promotion.

                                    ARTICLE 4

                              TERM AND TERMINATION

     4.1 Term. This Agreement shall take effect on the Effective Date and continue in effect for a period of forty-eight months ("Initial Term") unless terminated earlier by either party because of the default of the other party in any obligation under this Agreement.

     Thereafter, the Agreement shall be automatically renewed for one (1) year terms upon the continued payment of the royalties by NPI unless either party notifies the other in writing of its intent to terminate at least sixty (60) days prior to the expiration of the then current term.

     4.2 Termination. If either party is in default of any of its obligations under this Agreement, the other party may give written notice of such default, and if the defaulting party has not cured the default within thirty (30) days of such notice, the other party shall have the right to terminate this Agreement.
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     4.3 Effect of Termination. Upon termination of this Agreement for whatever reason, the rights granted under this Agreement to distribute, market and sell the Software are immediately revoked. Within five (5) days after the expiration or termination of this Agreement for any reason, NPI shall return to GKIS all copies of the Software, updates and user manuals in NPI's possession.

TERMINATION SHALL NOT RELIEVE NPI AND AUTHORIZED USERS OF THEIR OBLIGATIONS REGARDING THE CONFIDENTIALITY OF THE SOFTWARE AND UPDATES.

     4.4 Payments Not Excused. Notwithstanding any of the foregoing, in the event of termination as a result of the NPI's failure to comply with any of its obligations under this Agreement, NPI shall continue to be obligated for any payments due as of the date of termination.

                                    ARTICLE 5

                    REPRESENTATIONS, WARRANTIES & DISCLAIMER

     5.1 GKIS hereby represents and warrants to NPI as follows:

          (a) Authorization. GKIS has full legal authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.

          (b) Consents and Approvals. No consent, approval or authorization or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by GKIS in connection with the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby.

          (c) Disclosure. To the best of GKIS's knowledge no representation or warranty of GKIS contained in this Agreement, and no statement contained in any exhibit furnished to NPI pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact.

     5.2 NPI hereby represents and warrants to GKIS as follows:

          (a) Authorization. NPI has full legal authority to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.

          (b) Consents and Approvals. No consent, approval or authorization or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by NPI in connection with the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby.

          (c) Disclosure. To the best of NPI's knowledge no representation or warranty of NPI contained in this Agreement, and no statement contained in any exhibit furnished to GKIS pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact.

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     5.3 Non-infringement. GKIS represents and warrants to the best of its knowledge that during the term of this Agreement the Software does not infringe the proprietary rights of any third party.

     5.4 Disclaimer. NPI acknowledges that the only warranties applicable to the Software are those set forth in this Agreement or the End-User license.

     5.5 Indemnity. GKIS shall defend, indemnify and hold NPI harmless against all liability, loss, damage, cost and expense, including attorney fees, paid or incurred by NPI by reason of GKIS's breach of any of the foregoing representations and warranties.

     5.6 Limitation of Liability. Notwithstanding any other provision of this Agreement, the parties' aggregate liability to each other under this Agreement shall be limited to a sum equal to the total payments made by NPI to GKIS under this Agreement in the most recent calendar year preceding imposition of such liability.

     5.7 Consequential Damages. The parties shall under no circumstances be liable to each other for any loss of use, interruption of business, or any indirect, special, incidental or consequential damages of any kind, including lost profits, regardless of the form of action, be it in contract, tort (including negligence) or otherwise.

     5.8 Confidentiality. NPI and GKIS shall each respect and strictly preserve the confidentiality of all information of consequence obtained in the course of performance of this Agreement ("Confidential Information"). Confidential Information shall include, among others, the technologies, trade secrets, business plans and activities, customers, and finances of either party.

     5.9 Covenant Not To Compete. For the period of this Agreement, GKIG covenants that it will not directly or indirectly compete, with NPI in regard to the sales, marketing and distribution of the Software.

                                    ARTICLE 6

                                TITLE IN SOFTWARE

     6.1 Proprietary Rights. All applicable common law and statutory rights and title in and to the Software and updates of the Software, including, but not limited to, rights in confidential and trade secret material, source code, object code, trademarks, service marks, patents, and copyrights, are and will remain the property of GKIS. NPI shall have no right, title, or interest in such proprietary rights.

     6.2 Restrictions. NPI is prohibited (i) from distributing, transferring possession of, or otherwise making available copies of the Software to any person, other than the Authorized Users pursuant to the terms of this Agreement. NPI shall advise all Authorized Users that they are prohibited from reproducing, distributing, transferring possession of, or otherwise making available copies of the Software to any person other than an Authorized User. NPI and Authorized Users are prohibited from making any modifications, adaptations, enhancements, changes or derivative works of the Software without the prior written consent of GKIS, and NPI shall advise all Authorized Users that they are prohibited from making any modifications, adaptations, enhancements, changes, or derivative works of the Software.

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     6.3 Further Documentation. To protect the GKIS's rights in the Software,
NPI shall, at the reasonable request of GKIS, promptly execute and assign any and all applications, including, but not limited to, copyright applications, any and all assignments, and any other instruments which GKIS deems necessary to protect or maintain GKIS's rights in the Software. NPI hereby irrevocably appoints GKIS as attorney-in-fact for NPI with full power and authority to execute and deliver in the name of NPI any such instrument or instruments.

                                    ARTICLE 7

                                  MISCELLANEOUS

     7.1 Assignability. Unless otherwise agreed to in writing by both parties hereto, the rights, obligations and benefits established by this Agreement shall be non-assignable by either of the parties hereto and any attempt of assignment shall be null and void and of no effect whatsoever.

     7.2 Relationship of the Parties. The management and employees of NPI shall not be considered employees of the GKIS. Furthermore, the parties agree that NPI shall not be deemed to be an employee, servant, partner or joint venturer of the GKIS.

     7.3 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and may not be changed except by a writing signed by the party against whom enforcement or discharge is sought.

     7.4 Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     7.5 Construction of Language. The language used in this Agreement shall be construed as a whole according to its fair meaning, and not strictly for nor against either party.

     7.6 Captions and Headings. The paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

     7.7 State Law. The laws of the State of Texas shall govern this Agreement, its interpretation and its application.

     7.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

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     7.9 Costs. If this Agreement gives rise to a lawsuit or other legal proceeding between any of the parties hereto, the prevailing party shall be entitled to recover court costs, necessary disbursements (including expert witnesses' fees) and reasonable attorneys' fees, in addition to any other relief such party may be entitled.

     7.10 Notices and Waivers. Any notice or waiver required or permitted to be given by the parties hereto shall be in writing and shall be deemed to have been given, when delivered, three (3) business days after being mailed by certified or registered mail return receipt requested, when faxed during regular business hours of the recipient and there is confirmation of receipt with hard copy by regular mail, or when sent by prepaid full rate telegram to the following addresses:

         NPI:                               GKIS:
         ---                                ----
         NPI Management Group, Inc.         GK Intelligent Systems, Inc.
         6836 Bee Caves Road                2602 Yorktown Place
         Austin, TX 78746                   Houston, Texas 77056

     7.11 Public Statements. Other than any requisite regulatory filing or disclosure, NPI will not issue any press release, or make or authorize any other public statement, oral or written, that includes GKIS's name without prior written approval, which will not be unreasonably withheld if NPI is advised such disclosure is required under applicable laws.

     IN WITNESS WHERE OF, the parties have executed this Agreement to be effective as of the day and year first above written notwithstanding the actual date of signatures.



NPI                                         GKIS

NPI Management Group, Inc                   GK Intelligent Systems, Inc.


/S/ Kurt Spenkoch                           /Gary F. Kimmons
--------------------------                  --------------------------
By: Kurt Spenkoch                           By: Gary F. Kimmons
Title:                                      Its: President

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                                    Exhibit A

1.       Software:  Around the Web in 80 Minutes, version ____ and its updates.

2.       Software Packaging:

         2.1    GKIS Deliverables:        ___________ with label
                English language user manual

         2.2 NPI Deliverables:any additional packaging, including box End-User License user registration cards

3.       Pricing:  $____/unit

4.       Approval Cycle: GKIS to promptly submit
         manual text and Software for review by NPI
         GKIS to promptly implement reasonable edits/fixes proposed by NPI

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